UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2004

Guilford Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6611 Tributary Street, Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	410-631-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Exhibit 10.01
Exhibit 10.02

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2004, Guilford Pharmaceuticals Inc. (the “Company”) entered into a letter agreement with Mr. Dean J. Mitchell to serve as the Company’s President and Chief Executive Officer, effective December 1, 2004. The letter agreement provides that Mr. Mitchell will be paid an initial annual salary of $550,000, and that he is eligible to receive an annual target bonus of at least 50% of his base salary. Mr. Mitchell’s first year bonus in the amount of $275,000 is guaranteed. Pursuant to the letter agreement, Mr. Mitchell will also be paid a sign-on bonus of $100,000, financial planning assistance of $10,000 per year, and a one-time attorneys’ fees reimbursement of $10,000. Additionally, Mr. Mitchell will be granted, as of December 1, 2004: (a) options to purchase 1,000,000 shares of the Company’s common stock (“Common Stock”) with an exercise price equal to the closing price of the stock on November 30, 2004, 25% of which will vest on the first anniversary of the grant, and the remainder of which will vest in equal monthly installments over the next 36 months; and (b) 50,000 shares of Common Stock, fully vested as of the date of grant. Mr. Mitchell will also be granted, within 15 days of the commencement of his employment: (x) 250,000 restricted shares of Common Stock that will vest on the first anniversary of his employment with the Company or earlier upon an Acceleration Event (defined to mean death, disability, termination without Cause or termination by Mr. Mitchell for Good Reason); (y) 250,000 restricted shares of Common Stock, vesting seven years from the commencement of his employment or in 2007, 2008 and 2009 if certain performance milestones to be determined are met; and (z) a restricted stock unit grant that will vest on the earlier of February 12, 2011 or the date of a change of control of the Company, which represents the right to receive $1 million worth of Common Stock on that date (not to exceed 100,000 shares of Common Stock).

In the event Mr. Mitchell is terminated without Cause or he resigns for Good Reason, he will receive a severance benefit of two years of salary continuation and outplacement support. Mr. Mitchell’s vested stock options may be exercised for a period of one year after termination other than for Cause and for three years after such termination if he remains in the employ of the Company for three or more consecutive years.

In addition, Mr. Mitchell will enter into an Executive Change in Control and Severance Agreement under which he will be entitled to a severance benefit following a change in control of the Company of three times his base salary, acceleration of unvested options and restricted stock, and benefits continuation for up to three years.

For purposes of Mr. Mitchell’s agreements, “Cause” is defined as being convicted of a crime involving fraud or theft against the Company or of a felony involving moral turpitude, or having improperly disclosed material trade secrets or other proprietary information of the Company, other than in good faith performance of your duties, having willfully failed or refused to attempt in good faith to perform material legally assigned duties with regard to the Company (other than as a result of physical or mental incapacity), or having engaged in gross negligence or willful misconduct with regard to the Company that causes substantial and material harm to the business and operations of the Company. “Good Reason” includes the occurrence (unless such event is fully corrected within ten days following written notification by Mr. Mitchell to the Company that he intends to terminate his employment for one of the reasons set forth below, or Mr. Mitchell concurs in writing) of: (i) a diminution in Mr. Mitchell’s title, (ii) a material breach by the Company of any material provision of the employment agreement; (iii) the Company’s requiring Mr. Mitchell’s relocation anywhere other than within 50 miles of the Company’s current executive offices or in the executive offices; (iv) Mr. Mitchell not being nominated or renominated to the Board (other than by his choice or agreement not to stand for election or reelection, or in a circumstance under which his employment has been terminated for Cause); or (v) his ceasing to be Chief Executive Officer of a public company following a Change in Control.

Copies of the letter agreement and the Executive Change in Control and Severance Agreement, including all exhibits and attachments thereto, are included in Item 9.01 of this Current Report on Form 8-K as Exhibits 10.01 and 10.02, respectively.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2004, the Company appointed Mr. Dean J. Mitchell as its President and Chief Executive Officer effective as of December 1, 2004. Mr. Mitchell, age 48, succeeds Dr. Craig R. Smith, who is retiring from those positions. Mr. Mitchell was also elected a member of the Company’s Board of Directors by the incumbent Board, to serve until the next annual meeting of stockholders. George L. Bunting, Jr., was also appointed to serve as Chairman of the Company’s Board of Directors, succeeding Dr. Smith in that role.

Mr. Mitchell was previously employed with the Bristol-Myers Squibb Company from 2001 to 2004 in a series of executive management roles, including, in the Worldwide Medicines division of that company, President, International Pharmaceuticals from 2001 to 2002, and President, U.S. Primary Care from 2002 to 2004; and most recently in 2004, Vice President, Strategy for the entire company. Prior to joining Bristol-Myers Squibb, Mr. Mitchell served with GlaxoSmithKline and its predecessor businesses from 1987 until 2001. During this period, Mr. Mitchell held a number of senior management positions, including most recently, Senior Vice President, Clinical Development and Product Strategy from 1999 to 2001. Mr. Mitchell is a member of the Board of Directors of Ista Pharmaceuticals, Inc. Mr. Mitchell received an MBA degree from City University Business School in London and a BSc degree with Honors in Applied Biology from Coventry University.

As discussed in more detail in Item 1.01 above, Mr. Mitchell will receive an initial annual salary of $550,000 and is eligible to receive an annual bonus with a target amount of 50% of his annual salary. Upon or shortly after the commencement of his employment, he will also receive a bonus of $100,000, 50,000 shares of the Company’s common stock, options to purchase 1,000,000 shares of the Company’s common stock, 500,000 restricted shares of the Company’s common stock, and up to 100,000 shares of the Company’s common stock in the form of Restricted Stock Units. Mr. Mitchell will not receive any additional remuneration as a director.

Item 9.01. Financial Statements and Exhibits.

10.01-Letter Agreement dated November 16, 2004.

10.02-Form of Executive Change in Control and Severance Agreement for Dean J. Mitchell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.
November 19, 2004	By:	Asher M. Rubin
		Name:	Asher M. Rubin
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.01	Letter Agreement dated November 16, 2004
10.02	Form of Executive Change in Control Severance Agreement for Dean J. Mitchell